Exhibit 99.1

Phone: 440.354.6500 Fax: 440.354.9129 Web: www.ourpets.com Email: sales@ourpets.com	OurPet’s Company 1300 East Street Fairport Harbor Ohio 44077, USA

Company Contacts:	Dr. Steven Tsengas, Chairman/CEO
(440) 354-6500 (111)
or
John G. Murchie, VP/Treasurer
(440) 354-6500 (109)

For Immediate Release

•	OurPet’s Announces Acquisition of Operating Assets of Pet Zone Products and Significant Facility Expansion

•	Company also Expands Board of Directors and Announces Key Personnel Additions and Promotions

Fairport Harbor, OH – January 3, 2006: OurPet’s Company (OPCO OTCBB) (www.ourpets.com) today reported the successful acquisition of all the operating assets of Pet Zone Products, Ltd. (Pet Zone) (www.petzone.com). In consideration for Pet Zone’s assets, OurPet’s issued 3,082,000 shares of OurPet’s unregistered common stock, warrants to purchase an additional 2,729,000 shares and paid $464,998 in cash. Pet Zone invested $250,000 in OurPet’s, in the form of a subordinated five year loan, to be used for new product development.

Pet Zone has developed and markets approximately 75 products, including healthy cat and dog feeders, storage bins, dog houses, cat furniture, cat and dog toys, waste management products and bird feeders. Pet Zone products are sold through pet specialty distributors and retailers, mass retailers, grocery chains, farm and fleet stores, E-commerce and catalogs.

Dr. Steve Tsengas, Chairman/CEO of OurPet’s Company, noted that “We are extremely excited about the Pet Zone acquisition for numerous reasons:

•	The complementary strength of each company should allow significant product and distribution synergies to be realized, with each company’s product sales being expanded to the other’s market segments and clients;

•	OurPet’s current product offering of approximately 150 products should be expanded to over 250 in 2006 via the addition of Pet Zone’s products and new offerings to be introduced during the next few months

•	We intend to make the consolidation of Pet Zone’s operations to the OurPet’s Fairport Harbor, Ohio facility quickly and efficiently, offering improved customer service, greater product offering and reduction of administrative, marketing and overhead costs

•	OurPet’s will gain potential entry into such new product categories as bird feeders, waste management products and cat and dog furniture”

It is planned that the “Pet Zone” label will be maintained in certain markets and product categories.

OurPet’s also announced that it has begun plans expand its facility from 28,000 square feet to approximately 60,000 square feet to accommodate the Pet Zone acquisition and provide for anticipated growth over the next few years.

Dr. Tsengas also announced that in connection with the Pet Zone acquisition, effective January 3, 2006, the following Pet Zone members have joined the OurPet’s Board of Directors:

•	Mr. James D. Ireland, Chairman and Managing Director of Capital One Partners and Early Stage Partners (www.esplp.com), Cleveland-based private equity investment firms that specialize in early stage and middle market companies. Mr. Ireland has served as Chairman of Pet Zone and is a director of Cleveland-Cliffs (CLF, NYSE) and other private-held companies funded by Capital One and Early Stage Partners. Prior to founding Capital One and Early Stage Partners in 1993, he served as Vice President in the Corporate Finance Department of Salomon Brothers, Inc. and partner or managing director of several investment firms. Mr. Ireland is actively involved with numerous civic activities, including serving as President of The Cleveland Orchestra.

“I am very excited at the opportunity to serve on the Board of such a dynamic company in a healthy, growing industry and look forward in assisting OurPet’s in becoming a more significant presence in the pet industry, potentially making additional acquisitions and in the gaining greater visibility in the investment community,” noted Ireland, adding that, “a key reason for concluding this transaction is to enable the combined business to better serve Pet Zone’s many significant existing customers.”

•	Mr. John Spirk, Co-Founder and Co-President of Nottingham-Spirk Design Associates (NS) (www.ns-design.com), one of the leading new product invention and development groups in the United States. NS is responsible for the creation of hundreds of successful products with over 400 commercialized patents and combined product sales of over $30 billion. Clients have included Fortune 500 companies as well as fast growth entrepreneurial firms. Recent accomplishments include the Sherwin-Williams Dutch Boy Twist & Pour paint container and the Crest Spin Brush $5 electric spin tooth brush. Mr. Spirk is actively involved with numerous civic activities including member of the Board of Trustees of the Cleveland Clinic.

“Dr. Steve and his team have done an excellent job of combining extensive knowledge about pets and engineering technologies/processes to develop proprietary products of high quality and innovation that are functionally beneficial to pets and pet owners. We are thrilled at the opportunity of joining forces, coming up with more “wow” products in the near future and accelerating the growth of the combined entity,” said Spirk.

Mr. Ben Suarez, Chairman/CEO of Suarez Enterprises has resigned from the OurPet’s Board of Directors due to personal reasons.

Mr. Doug Belknap, BSBA, will be joining OurPet’s as Executive Vice President of Marketing and Sales, a similar position he held with Pet Zone. Belknap has over 25 years of marketing and sales experience. Mr. Scott Fitzhugh, BSBA, recently promoted to Vice President/Mass Sales will be reporting to Doug Belknap. Mr. Jerry Sciarini, AAS/BA, recently joined OurPet’s as Engineering Manager. Sciarini has over thirty years of engineering project management experience related to children’s toys with such well known companies as Kenner Products. Mr. Jerry Spelic, BA, MBA, will be joining OurPet’s as Marketing and Customer Support Specialist on January 9, 2006. “We have carefully selected key people that will complement the OurPet’s entrepreneurial culture and have the talents to help us accelerate the growth of the Company,” stated Dr. Steve Tsengas.

OurPet’s designs, produces and markets in the USA and overseas a broad line of innovative, high-quality accessory and consumable pet products. The APPMA * estimates that the pet industry will expand to $35.9 billion in 2005 vs. 17 billion in 1994, making it the seventh largest industry in the USA and 60 percent larger than the toy industry. OurPet’s goal is to grow at a rate of 3-4 times the industry growth rate through strategic acquisitions, aggressive proprietary product development and expansion within existing and new markets, both domestic and overseas.

*	APPMA (American Pet Product Manufacturers Association) 2005/2006 National Pet Owners Survey

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words “projects,” “anticipates,” “believes,” “expects,” “intends,” “will,” “may” and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company’s expected financial performance and other projections regarding future performance are inherently subject to change, given the nature of projections, and the company’s actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company’s ability to manage its operating expenses and realize operating efficiencies, (2) the company’s ability to maintain and grow its sales with existing and new customers, (3) the company’s ability to retain existing members of its senior management team and to attract additional management employees, (4) the company’s ability to manage fluctuations in the availability and cost of key materials and tools of production, (5) general economic conditions that might impact demand for the company’s products, (6) competition from existing or new participants in the pet products industry, (7) the company’s ability to design and bring to market new products on a timely and profitable basis, (8) challenges to the company’s patents or trademarks on existing or new products, or (9) the company’s ability to secure access to sufficient capital on favorable terms to manage and grow its business (10) the Company’s ability to successfully integrate Pet Zone into its operations, or (11) the Company’s ability to successfully expand its product offerings. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company’s periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements and projections made in this news release.

###